KeyOn Acquires Wireless Broadband Business From Rural Cooperative

Further Enhancing Presence In Rural Nevada

Completion of KeyOn’s eighth acquisition under Rural UniFi augments proposed American Recovery and Reinvestment Act funded network throughout the State

LAS VEGAS, NV (February 3, 2011) -- KeyOn Communications Holdings, Inc. (OTCBB: KEYO), one of the largest providers of wireless broadband, satellite video and voice over Internet protocol (VoIP) services in the United States, announced today it has completed its acquisition of substantially all of the wireless broadband assets of Wells Rural Electric Company (WREC).

The WREC acquisition has strategic importance to KeyOn as the network footprint covers markets such as Wells and West Wendover, Nevada. The network serving these communities will interconnect with KeyOn’s planned network in rural Nevada funded by the American Recovery and Reinvestment Act’s stimulus program. In September 2010, KeyOn received a $10.2 million stimulus award to provide 4G, last-mile wireless broadband access and VoIP services to approximately 93,000 people, 5,522 businesses and 849 critical community facilities throughout Nevada.

Jonathan Snyder, KeyOn’s President and Chief Executive Officer, stated, “The purchase of the wireless broadband business from Wells Rural Electric Company adds a well architected network with robust capacity and a stable subscriber base. As a result of our planned stimulus-funded network construction, the residents of the areas covered by WREC will be able to access up to 8 MBps speeds with our 4G wireless network and these communities will benefit from job opportunities and economic development.”

WREC represents the eighth acquisition of network assets and subscribers since the inception of Rural UniFi in the fourth quarter of 2009 and is the Company’s twelfth acquisition overall. It is expected that this transaction will add positive operating cash flow in its first month of operations under KeyOn’s ownership because of its assimilation into KeyOn’s centralized network and customer operations center.

Rural UniFi is a strategic acquisition initiative designed for independent wireless broadband companies to realize immediate value from their networks by being acquired by or merging with KeyOn. Interested wireless broadband operators can visit KeyOn’s unique initiative through the company’s website (www.keyon.com/ruralunifi.html) where they can receive more information and begin the qualification process.

About KeyOn Communications Holdings, Inc.

KeyOn Communications Holdings Inc. (OTC BB: KEYO) is one of the largest providers of wireless broadband, satellite and voice over Internet protocol (VoIP) services in the United States, primarily targeting underserved markets with populations generally less than 50,000. KeyOn offers broadband services with VoIP and satellite video services to both residential and business subscribers across 12 Western and Midwestern states. Through a combination of organic growth and acquisitions, KeyOn has expanded its network footprint to reach approximately 55,000 square miles and cover over 2,800,000 people, as well as small-to-medium businesses. With its successful track record of acquiring companies through its Rural UniFi initiative and growth of its overall subscriber base, KeyOn is one of the leading wireless broadband companies in the United States. Management intends to drive subscriber growth through additional acquisitions as well as organic growth across the company’s expanding footprint by offering bundled services including broadband, video, VoIP and related valuable services such as the Bullseye Club. The company also intends to opportunistically build mobile and/or nomadic WiMAX networks in and around its market footprint. More information on KeyOn can be found at http://www.keyon.com. Companies interested in participating in Rural UniFi can visit www.keyon.com/ruralunifi.html.

Safe Harbor Statement Certain statements contained in this press release are "forward-looking statements" within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements may include, without limitation, the company’s expectations regarding: future financial and operating performance and financial condition; plans, objectives and strategies; product development; industry conditions; the strength of its balance sheet; and liquidity and financing needs. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of the company’s control, which could cause actual results to differ materially from such statements, including, without limitation, the company’s ability to secure ARRA stimulus funding, its ability to successfully complete accretive acquisitions and grow its business organically, the company’s reliance on multi-user unlicensed spectrum to service subscribers, competition from larger and better financed providers, the company’s reliance on third party sales representatives and new and more burdensome telecommunications’ regulations. For a more detailed description of the factors that could cause such a difference, please refer to the company’s filings with the Securities and Exchange Commission, including the information under the headings “Risk Factors” and “Forward-Looking Statements” in our Form 10-K/A filed on December 1, 2010. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The company undertakes no obligation to update or supplement such forward-looking statements.

Company Contact:

KeyOn Communications Holdings, Inc.

Jonathan Snyder, 402-998-4000

jon.snyder@keyon.com

http://www.keyon.com/